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                                   SCHEDULE 1

                  Lincoln National Social Awareness Fund, Inc.
          Separate Accounts of Lincoln National Life Insurance Company
                              Investing in the Fund
                              As of October 1, 1998


LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT C

LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE ACCOUNT K

LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT L

LINCOLN LIFE VARIABLE ANNUITY ACCOUNT Q

LINCOLN NATIONAL LIFE INSURANCE COMPANY SEPARATE ACCOUNT 33

LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT 53

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule 1 to be executed in its name and behalf by its duly authorized officer on the date specified below.

Date:    10/1/98                    Lincoln National Social Awareness Fund, Inc.
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                                  By:      /s/   Kelly D. Clevenger
                                       -----------------------------------------
                                           Kelly D. Clevenger,
                                           President


Date:   10/1/98                     The Lincoln National Life Insurance Company
     ----------------------
                                  By:    /s/   Stephen H. Lewis
                                       -----------------------------------------
                                         Stephen H. Lewis,
                                         Senior Vice President